Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Genelux Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Inducement Plan	Other(2)	555,700 shares(3)	$13.32	$7,401,924.00	0.00014760	$1,092.53
Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Inducement Plan	Other(4)	444,300 shares(5)	$22.40	$9,952,320.00	0.00014760	$1,468.97

Total Offering Amounts				—	$17,354,244.00	—	$2,561.50
Total Fee Offsets				—	—	—	—
Net Fee Due				—	—	—	$2,561.50

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), which become issuable under the Registrant’s 2023 Inducement Plan (the “Inducement Plan”) by reason of any stock split, stock dividend, recapitalization, or other similar transaction.

(2)	This estimate is made pursuant to Rule 457(h) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on November 10, 2023 as reported on the Nasdaq Capital Market.

(3)	Represents the number of shares of Common Stock available for issuance under the Inducement Plan.

(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price for 444,300 shares of Common Stock reserved for issuance upon the exercise of outstanding stock options granted under the Inducement Plan are calculated using the weighted-average exercise price of $22.40 per share for such stock options.

(5)	Represents shares of Common Stock reserved for issuance pursuant to inducement options granted on September 11, 2023 under the Inducement Plan.